UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

AMENDED REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   August 28, 2009

 Tia IV, Inc.
(Exact name of Registrant as specified in its charter)

DELAWARE	76-0836770	0-52288
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)	(Commission File Number)

482 Manor Road
 Staten Island, NY 10314

(Address of principal executive offices)
(ZIP Code)

  718-442-6272

Registrant’s telephone number, including area code
 7325 Oswego Road, Suite D
 Liverpool, NY 13090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨X	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.01 CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

(a)
Effective as of October 8, 2009 upon the authorization and approval of its Board of Directors, Tia IV, Inc, a Delaware Corporation (‘Registrant”) dismissed Marcum & Kliegman, LLPC (“MK”) as its independent registered public accounting firm.

The reports of MK on the financial statements of the registrant as of and for the years ended September 30, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that MK’s report for the fiscal year ended September 30, 2008 contained an explanatory paragraph regarding uncertainties about the Company’s ability to continue as a going concern.

During the years ended September 30, 2008 and 2007, and through August 25, 2009 there was no disagreements with MK on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure.

(b)	Effective as of August 25, 2009 upon the authorization and approval of its Board of Directors, the registrant engaged Traci J. Anderson, CPA as its independent registered public accounting firm.

No consultations occurred between the Registrant and Traci J. Anderson, CPA during the years ended September 30, 2008 and 2007 and through August 25, 2009 regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the registrant’s financial statements, or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under item 304 (a) (1) (iv) or (v) of regulation S-K.

TRACI J. ANDERSON, CPA HAS COMPLIED WITH ALL SEC PROCEDURES TO BE AN APPROVED AUDITOR.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2009

By:	/s/ Ralph Porretti
CEO and Principal Executive Officer

ATTENTION: Intentional misstatements or omissions of fact constitute Federal Criminal Violations (See 18 U.S.C. 1001).